EXHIBIT e(14)


                                    IVY FUND

                                   ADDENDUM TO
                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

                      Ivy International Strategic Bond Fund
           Class A, Class B, Class C, Class I and Advisor Class Shares


     AGREEMENT made as of the 5th day of December, 1998, by and between Ivy Fund (the "Trust") and Ivy Mackenzie Distributors, Inc. ("IMDI")(formerly "Mackenzie Ivy Funds Distribution, Inc.").

         WHEREAS, the Trust is registered as an open-end investment company under the Investment Company Act of 1940, as amended, and consists of one or more separate investment portfolios, as may be designated from time to time; and

         WHEREAS, IMDI serves as the Trust's distributor pursuant to an Amended and Restated Distribution Agreement dated October 23, 1993 (the "Agreement"); and

         WHEREAS, the Trustees of the Trust, at a meeting held on December 4-5, 1998, duly approved an amendment to the Agreement to include the Class A, Class B, Class C, Class I and Advisor Class shares (the "Shares") of Ivy International Strategic Bond Fund (the "Fund"); and

         WHEREAS, the Shares were established and designated by the Board of Trustees of the Trust by written consent made effective as of the date that the Registration Statement for the Fund was filed with the Securities and Exchange Commission ("SEC") in accordance with Rule 485(a)(2) under the Securities Act of 1933 (the "Securities Act").

         NOW THEREFORE, the Trust and IMDI hereby agree as follows:

                  Effective as of the date that the Registration Statement pertaining to Ivy International Strategic Bond Fund was filed with the SEC pursuant to Rule 485(a)(1) under the Securities Act, the Agreement shall relate in all respects to the Shares, in addition to the classes of shares of the Funds and any other series of the Trust specifically identified in Paragraph 1 of the Agreement and any other Addenda thereto.

         IN WITNESS WHEREOF, the Trust and IMDI have adopted this Addendum as of the date first set forth above.

                                            IVY FUND



                                            By:      KEITH J. CARLSON
                                                     Keith J. Carlson, President

                                            IVY MACKENZIE DISTRIBUTORS, INC.



                                            By:      KEITH J. CARLSON
                                                     Keith J. Carlson, President